Exhibit 99.1

Merrimack Pharmaceuticals Reports Fourth Quarter 2014 Financial Results

CAMBRIDGE, Mass., February 26, 2015 (GLOBE NEWSWIRE) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its fourth quarter and full year 2014 financial results. Merrimack will host a live conference call and webcast today, Thursday, February 26 at 8:30 a.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 83858396. Presentation slides and a listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	As announced today, stoppage of patient enrollment in a Phase 2 clinical trial of MM-111 in gastric/gastroesophageal cancer due to shorter progression free survival on the experimental arm relative to the control arm (see below for more details);

•	Initiation of a Phase 2 clinical trial of MM-121 in patients with heregulin positive, locally advanced or metastatic non-small cell lung cancer;

•	Presentation of expanded analyses of MM-398 Phase 3 NAPOLI-1 results at the American Society of Clinical Oncology (ASCO) 2015 Gastrointestinal Cancers Symposium in San Francisco;

•	Designation of Fast Track status for MM-398 by the FDA for the treatment of patients with metastatic adenocarcinoma of the pancreas who have been previously treated with gemcitabine-based therapy;

•	Presentation of preclinical research and clinical data on MM-398, MM-302 and MM-121 at the 2014 San Antonio Breast Cancer Symposium in San Antonio;

•	Presentation of clinical data and preclinical research on MM-398, MM-151 and MM-131 at the 2014 EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in Barcelona; and

•	Publication of preclinical research differentiating the activity of MM-398 in Cancer Research.

Upcoming Milestones

Merrimack anticipates the following clinical milestones in 2015:

•	Completion of submission of a New Drug Application to the FDA for MM-398 in late Q1/early Q2 2015;

•	Initiation of a clinical trial of MM-398 in front-line pancreatic cancer; and

•	Initiation of a clinical trial of MM-141 in front-line pancreatic cancer.

Full Year 2014 Financial Results

Net loss for 2014 was $83.6 million, or basic and diluted net loss per share available to common stockholders of $0.80, compared with net loss for 2013 of $130.7 million, or basic and diluted net loss per share available to common stockholders of $1.32. This decrease in net loss was primarily attributable to four factors:

•	$55.0 million increase in collaboration revenues primarily attributable to the accelerated recognition of revenue as a result of the termination of Merrimack’s collaboration with Sanofi effective December 17, 2014, combined with the recognition of $10.5 million of revenue related to Merrimack’s collaboration with Baxter;

•	$8.6 million of decreased research and development expense primarily associated with wind-down and read-out of data from several clinical trials;

•	$9.3 million of increased general and administrative expense primarily attributable to increased infrastructure and personnel costs as we prepare for the potential commercialization of Merrimack’s product candidates and increased facility-related costs; and

•	$7.3 million of increased interest expense primarily attributable to a full year of interest expense being recorded related to the convertible senior notes issued in July 2013.

Financial Outlook

Merrimack expects to be able to fund operations into 2016 through its unrestricted cash and cash equivalents and available-for-sale securities of $124.0 million as of December 31, 2014, anticipated cost sharing reimbursements from Baxter and the anticipated receipt of $66.5 million of net milestones related to MM-398 from Baxter in 2015, after offsetting payments to PharmaEngine. Any payments received from additional business development would further extend Merrimack’s cash runway.

MM-111 Update

MM-111 is being investigated in a Phase 2 clinical trial in combination with trastuzumab and paclitaxel versus a control arm of trastuzumab and paclitaxel in patients with second-line HER2+ gastric/gastroesophageal cancer. The trial was designed with two co-primary endpoints: progression free survival in the overall population and progression free survival in the heregulin high population.

The Data Safety Monitoring Board (DSMB) for the trial met recently and recommended closure of the trial to further patient enrollment due to shorter progression free survival on the experimental arm relative to the control arm in the overall patient population. Based on the DSMB’s recommendation, Merrimack decided to stop enrollment in this trial. A preliminary analysis shows that a vast majority of patients in the trial were below the threshold of heregulin levels necessary to benefit from MM-111. As a result, Merrimack does not believe that further development of MM-111 in second line HER2+ gastric cancer is warranted. In addition, Merrimack does not plan to invest in additional development of MM-111 at this time.

Upcoming Investor Conferences

Merrimack will present at the following investor conferences in March:

•	Cowen and Company 35th Annual Health Care Conference on Monday, March 2, 2015 at 3:30 p.m., Eastern time, at the Boston Marriott Copley Place in Boston; and

•	Barclays Global Healthcare Conference on Tuesday, March 10, 2015 at 3:20 p.m., Eastern time, at the Loews Miami Beach Hotel in Miami.

Live webcasts of each presentation can be accessed by visiting the Investors section of Merrimack’s website at http://investors.merrimackpharma.com. A replay of the webcasts will be archived there for two weeks following each presentation.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack seeks to gain a deeper understanding of underlying cancer biology through its systems biology-based approach and develop new insights, therapeutics and diagnostics to improve outcomes for cancer patients. Merrimack currently has multiple oncology therapeutics in clinical development and three additional candidates in late stage preclinical development. Merrimack’s lead product candidate, MM-398, recently completed a Phase 3 clinical trial in post-gemcitabine pancreatic cancer. Based on the results of this clinical trial, Merrimack is currently preparing a New Drug Application for MM-398. For more information, please visit Merrimack’s website at www.merrimackpharma.com or connect with us on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about Merrimack’s anticipated completion of submission of a New Drug Application to the FDA, the timing of initiation of new clinical trials, expectations regarding the sufficiency of Merrimack’s financial resources to fund operations and Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s drug candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2014 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statement of Comprehensive Loss (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except per-share amounts)	2014	2013	2014	2013

Collaboration revenues	$33,905	$7,823	$102,756	$47,786

Operating expenses:
Research and development	30,744	30,055	138,495	147,139
General and administrative	8,277	6,010	30,517	21,187

Total operating expenses	39,021	36,065	169,012	168,326

Loss from operations	(5,116)	(28,242)	(66,256)	(120,540)

Other income and expense, net	(4,361)	(4,106)	(17,303)	(10,145)

Net Loss	(9,477)	(32,348)	(83,559)	(130,685)

Less: net income (loss) attributable to non-controlling interest	219	711	(268)	240

Net loss attributable to Merrimack	(9,696)	(33,059)	(83,291)	(130,925)

Other comprehensive (loss) gain	(31)	(8)	(50)	14

Comprehensive loss	$(9,727)	$(33,067)	$(83,341)	$(130,911)

Net loss per share available to stockholders - basic and diluted	$(0.09)	$(0.33)	$(0.80)	$(1.32)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	106,697	102,376	104,410	98,919

Merrimack Pharmaceuticals, Inc.

Select balance sheet data (unaudited)

	December 31,
(in thousands)	2014	2013

Cash, cash equivalents and available-for-sale securities	$124,028	$155,202
Working capital	20,954	108,910
Total assets	158,656	192,417
Total liabilities	260,727	235,545
Total stockholders’ deficit	(102,140)	(43,465)

Merrimack Pharmaceuticals, Inc.

Select cash flow data (unaudited)

	Year Ended December 31,
(in thousands)	2014	2013

Net cash used in operating activities	$(34,808)	$(95,175)
Net cash used in investing activities	(6,011)	(27,739)
Net cash provided by financing activities	11,421	150,286
Net increase (decrease) in cash	(29,398)	27,372

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Investor Relations

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Corporate Communications

Merrimack

617-441-7408

drobie@merrimackpharma.com